EXHIBIT 10.1

CBC NATIONAL BANK

EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

THIS AGREEMENT is made this 1st day of May, 2009 by and between CBC National Bank, Fernandina Beach,  Florida  (the "Employer") and Class 2  Officer, a highly compensated or management employee (the "Officer"). The mutual rights, duties, and obligations of the parties to this Agreement are intended to constitute a top-hat plan (i.e., an unfunded deferred compensation plan maintained for a member of a select group of management or highly compensated employees) pursuant to Sections 201(2), 301(a)(3), and 40l(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

ARTICLE I – DEFINITIONS

The following terms, as used herein, unless a different meaning clearly is implied by the context, have the following meanings:

1.1

AGREEMENT means this Executive Supplemental Income Plan Agreement.

1.2

BENEFICIARY means any person or persons so designated in accordance with the provisions of Article V.

1.3

BENEFITS means the Retirement Benefit, Disability Benefit, and Salary Continuation Benefit, collectively, as defined in Article II.

1.4

CHANGE IN CONTROL means an event in which (a) a group of one or more individuals or entities increases its ownership percentage of voting stock in the Employer to more than 50 percent of outstanding shares, if such group did not own more than 50 percent on the Effective Date, (b) during any period of 2 consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of the period constitute the Board of Directors cease for any reason to constitute a majority, or (c) the stockholders of the Employer approve a merger or consolidation of the Employer with another corporation.

1.5

CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.6

DISABILITY means (i) the Officer's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Officer is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.7

EFFECTIVE DATE means the effective date of this Agreement, which shall be May 1, 2009.

1.8

EMPLOYER means CBC National Bank or its respective successors and assigns.

1.9

ERISA means the Employee Retirement Income Security Act of 1974 and the regulations there under, as amended from time to time.

1.10

NORMAL RETIREMENT AGE means the Officer's attainment of age 68.

1.11

OFFICER means Paul R. Garrigues, a member of a select group of Employer's management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

1.12

OFFICER'S BENEFIT STATEMENT means the Appendix to this Agreement that defines the benefits due the Officer hereunder.

1.13

OFFICER'S LIABILITY ACCOUNT means the required accounting liability of the Employer for the Retirement Benefit, defined in Section 2.1, in accordance with Financial Accounting Standards Board Statement 87, as amended, or in the event of the Participant's death, the Salary Continuation Benefit, defined in Section 2.4, in accordance with generally accepted accounting principles.

1.14

PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which this Agreement is in effect.

ARTICLE II – PLAN BENEFITS

2.1

RETIREMENT BENEFIT. The Retirement Benefit shall be equal to the amount and for the period defined in the Officer's Benefit Statement.

2.2

DISABILITY BENEFIT. The Disability Benefit shall be equal to a monthly amount necessary to amortize the Officer's Liability Account as a term annuity for a period of 180 months.

2.3

SALARY CONTINUATION BENEFIT. The Salary Continuation Benefit shall be equal to the amount and for the period defined in the Officer's Benefit Statement.

ARTICLE III - ENTITLEMENT TO BENEFITS

3.1

RETIREMENT. If the Officer remains in employment with the Employer and attains Normal Retirement Age, the Retirement Benefit shall be payable to the Officer and/or Beneficiary according to the provisions of Article IV. The Officer and/or Beneficiary will not be entitled to the Retirement Benefit if the Officer or the Beneficiary is entitled to or receiving any other Benefit under this Agreement.

3.2

DISABILITY. If the Officer becomes Disabled while employed with the Employer or suffers Disability from an accident or illness occurring while employed with the Employer, the Officer may request, and the Board, in its sole discretion, may authorize payment of the Disability Benefit.

3.3

PAYMENT OF EMPLOYMENT TAXES. Upon termination of employment at Retirement, the Officer may request a payment to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code sections 3101 and 3121(v)(2) on amounts included in the Officer's FICA wages due to the nonforfeitability of benefits hereunder. In such event, the Officer's Liability Account and the Retirement Benefit will be adjusted accordingly.

3.4

DEATH. If an Officer dies prior to his termination of employment with the Employer or during a period of Disability, the Salary Continuation Benefit shall become payable to the Beneficiary according to the provisions of Article IV. The Beneficiary will not be entitled to the Salary Continuation Benefit if the Officer and/or the Beneficiary is entitled to or receiving the Retirement under this Agreement. If the Officer has incurred a Disability and has commenced the receipt of Disability Benefits pursuant to Section 4.2©, the Beneficiary will not be entitled employment with the Employer until Normal Retirement Age, Disability, Early Retirement Age, or Death, as the case may be. However, in the event of a Change in Control, the Officer will acquire a nonforfeitable right to (i) the Retirement Benefit based on the amount reflected in the Officer's Liability Account at the time of the Change in Control, together with future interest accruals on such recorded balance or (ii) the full amount of the Salary Continuation Benefit if the Officer dies while employed with the Bank. Continuous employment until Normal

Retirement Age, Disability, Early Retirement, or Death, as the case may be, is required to vest benefit accruals following a Change in Control.

3.6

FORFEITURE. Except in the event that a Change in Control has occurred, the Officer and his or her Beneficiary shall forfeit all then-unpaid Benefits under the Agreement upon the occurrence of any of the following events: (i) without the Employer's prior written consent, the Officer becomes an employee, independent contractor, advisor, director, or ten percent (10%) or more shareholder, directly or indirectly, of a for-profit enterprise engaged in the business commercial banking or of an organization that invests capital, as a principal part of its business, in for profit enterprises engaged in the business of banking; (ii) the Officer makes any materially disparaging public disclosures about the Employer following his or her termination of Employment relationship with the Employer; or (iii) without the Employer's prior written consent, the Officer uses any of the Employer's proprietary information for business gain following his or her termination of employment with the Employer.

ARTICLE IV - MANNER OF DISTRIBUTION OF BENEFITS

4.1

AMOUNT. The amount of Benefits payable to the Officer (or his or her Beneficiary or Beneficiaries) shall be determined under Article II.

4.2 TIMING OF PAYMENTS.

(a) TIMING OF RETIREMENT BENEFIT. The Retirement Benefit will be payable commencing the first business day of the month following the Officer's termination of employment with the Employer.

(b) TIMING OF SALARY CONTINUATION BENEFIT. The Salary Continuation Benefit shall be payable commencing the first business day of the month following the Officer's death.

(c) TIMING OF DISABILITY. The Disability Benefit shall be payable commencing the first business day of the month following the Officer’s termination of employment due to Disability.  Calculation of the amount of the Benefit payable, as defined in Article II, will be made at the date in which the distribution is to commence.  Interest will continue to accrue in the determination of the Officer’s Liability Account, in accordance with sound accounting and actuarial principles during the period from termination of employment with the Employer until distributions are elected to begin.

4.3

METHOD OF PAYMENT. All distributions under the Agreement shall be made in monthly cash distributions in accordance with the provisions of Article II.

ARTICLE V – BENEFICIARIES

5.1 DESIGNATION OF BENEFICIARIES. The Officer from time to time may designate any person or persons (who may be named contingently or successively) to receive such Benefits as may be payable under the Agreement upon or after the Officer’s death, and such designation may be changed from time to time by the Officer filing a new designation.  Each designation by the Officer will revoke all prior designations by the Officer, shall be in the form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Officer’s lifetime.  In the absence of a valid Beneficiary designation, or if, at the time any Benefit payment is due to a Beneficiary, there is no living Beneficiary named by the Officer, the Employer shall pay any such Benefit payment to the Officer’s estate.

5.2 INFORMATION TO BE FURNISHED BY OFFICER AND BENEFICIARIES; INABILITY TO LOCATE OFFICER OR BENEFICIARIES.  Any communication, statement, or notice addressed to the Officer or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the

Officer or Beneficiary for all purposes of the Agreement. The Employer shall not be obliged to search for the Officer or any Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies the Officer or any Beneficiary that he or she is entitled to an amount under the Agreement and the Officer or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin is known to the Employer, the Employer may direct distribution of such amounts to any one or more or all of such next of kin in such proportion as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be determined to be forfeiture and paid to the Employer. If a benefit payable to the Officer or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE VII - ADMINISTRATION AND RECORDKEEPING

6.1

ADMINISTRATIVE AND RECORDKEEPING AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation, administration, and recordkeeping of the Agreement and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary or appropriate in order to administer and operate the Agreement, including, without limitation, the power, duty, and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Agreement, including thepower to determine the rights of the Officer and Beneficiaries and their respective benefits,

and to remedy any ambiguities, inconsistencies, and omissions in the Agreement.

 (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the   proper and efficient administration of the Agreement and as are consistent with the   Agreement.

(c) Implement the Agreement in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations concerning the crediting and distribution of the Officer's Benefits.

6.2

CLAIMS PROCEDURE. Any person claiming a benefit under the Agreement ("Claimant") shall present the claim, in writing, to the Employer, and Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

(a) The specific reason or reasons for denial, with specific references to the Agreement provisions on which the denial is based;

(b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;

(c) An explanation of the Agreement's claims review procedure.

The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period, and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision of the claim. Any claim not granted or denied during the period noted above shall be deemed to have been denied. Any Claimant (or such Claimant's authorized representative) whose claim is denied or deemed to be denied under the preceding sentence may, within sixty (60) days after the Claimant's receipt of notice of the denial or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant to the claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the receipt by the Employer for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days, The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be delivered to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

ARTICLE VIII – AMENDMENT

7.1

RIGHT TO AMEND. The Employer, by written instrument, shall have the right to amend the Agreement at any time and with respect to any provisions hereof, and all patties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive the Officer or any Beneficiary of a right accrued hereunder prior to the date of the amendment, including the right to receive the payment of his or her benefit upon a benefit entitlement event, or earlier as provided herein.

7.2

AMENDMENT REQUIRED BY LAW. Notwithstanding the provisions of Section 7.1, the Agreement may be amended at any time if in the opinion of the Executive Committee of the Board of Directors of the Employer, such amendment is necessary in order to (i) ensure that the Plan is characterized as a non-tax qualified plan of deferred compensation maintained for members of a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and a plan described in Code Sections 404 (a)(5) and 409A, and (ii) conform the Agreement to the provisions and requirements of any applicable law (including ERISA and the Code).

ARTICLE IX - TERMINATION

8.1

EMPLOYER'S RIGHT TO TERMINATE. The Board of Directors of the Employer reserves the right, at any time, to terminate the Agreement; provided, however, that no such termination shall deprive the Officer or any Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the Officer shall become fully and immediately vested in the Officer's Liability Account.

8.2

SUCCESSOR TO EMPLOYER. Any corporation or other business organization that is a successor to the Employer by reason of a consolidation,

merger, or purchase of substantially all of the assets of the Employer shall become a party to the Agreement.

ARTICLE X – MISCELLANEOUS

9.1

LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Agreement or any modification thereof, nor the creation of any account under the Agreement, nor the payment of any benefit under the Agreement shall be construed as giving to the Officer or any other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by law or by any Agreement provision.

9.2

CONSTRUCTION. If any provision of the Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Agreement, but shall be fully severable, and the Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Agreement, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Agreement. The laws of the state of Florida shall govern, control, and determine all questions of law arising with respect to the Agreement and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Agreement will not give the Officer the right to be retained in the service of the Employer nor any right or claim to any benefit under the Agreement unless such right or claim has been specifically accrued hereunder. The Agreement is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation, and no provision of this

Agreement shall be interpreted so as to give any individual any right in any assets of the Employer which right is -greater than the rights of any general unsecured creditor of the Employer.

9.3

SPENDTHRIFT PROVISION. No amount payable to the Officer or any Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, garnishment, transfer, assignment (either at law or in equity) levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit hereunder be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, the withholding of taxes from Agreement benefit payments; the recovery under the Agreement of overpayment of benefits previously made to the Officer or any Beneficiary; if applicable, the transfer of benefit rights from the Agreement to another plan; or the direct deposit of Agreement benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

CBC NATIONAL BANK

___________________________

OFFICER

____________________________

APPENDIX A

Schedule of Payments

May 2009

$34,760.05

May 2010

$34,760.05

May 2011

$34,760.05

May 2012

$34,760.05

May 2013

$34,760.05

May 2014

$34,760.05

May 2014

$34,760.05

May 2015

$34,760.05

May 2016

$34,760.05

May 2017

$34,760.05

May 2018

$34,760.05

May 2019

$34,760.05

May 2020

$34,760.05

May 2021

$34,760.05

May 2022

$34,760.05

May 2023

$34,760.05

May 2024

$34,760.05

APPENDIX TO THE

CBC NATIONAL BANK

EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

WITH PAUL R. GARRIGUES

BENEFIT STATEMENT

This Benefit Statement supplements the CBC National Bank Executive Supplemental Income Agreement by and between CBC National Bank and Paul R. Garrigues, dated May 1, 2009 (the “Agreement”), by identifying the amount and duration of certain periodic payments that may become payable to the Officer in the circumstances described below:

Retirement Benefit:

$5,000.00 per month for 180 consecutive months

Disability Benefit:

The amount necessary to amortize the Liability Account, determined as of the date that payment of the Disability Benefit is to commence, as a term annuity payable in equal monthly installments over a period of 180 consecutive months.

Salary Continuation Benefit:

$5,000.00 per month for 180 consecutive months

Change in Control.  The amount necessary to amortize the Liability Account, determined as of the date of a termination of employment (prior to age 68) following a Change in Control, as a term annuity payable in equal monthly installments over a period of 180 consecutive months, commencing with the month following the month in which the termination of employment occurs.

For purposes of the Agreement and this Benefit Statement, the term “Liability Account” means the liability that the Employer accrues, under Generally Accepted Accounting Principles (“GAAP”) as reasonably applied by the Employer, for the Employer’s obligation to the Officer under the Agreement in accordance with Accounting Principles Board Opinion Number 12, as amended by Statement of Financial Accounting Standards Number 106.  Any one of a variety of amortization methods may be used to determine the Liability Account provided the seleclted method is consistent with the foregoing guidelines.  Once chosen, however, the method must be consistently applied.

By affixing their signatures hereto, the parties to the Agreement acknowledge and confirm the terms of this Benefit Statement as of the 1st day of May, 2009.

________________________________

CBC National Bank

Paul R. Garrigues

By:  _________________________

Title:  ________________________